Exhibit 99.1

AgEagle Announces Sale of 50 RedEdge-P Multispectral Sensors to the Greek Ministry of Agriculture in Connection with Tender Award to the Consortium of ALVO

WICHITA, Kan. – March 20, 2024 – (ACCESSWIRE) – AgEagle Aerial Systems Inc. (NYSE American: UAVS) (“AgEagle” or the “Company”), a leading provider of best-in-class full stack drone, sensors and software solutions for customers worldwide in the commercial and government verticals, today announces that ALVO, its exclusive Value Added Reseller (“VAR”) serving public and private companies and organizations in Greece, has been awarded a tender including drones and sensor payloads by the Hellenic Republic Ministry of Rural Development and Food in Greece (“Greek Ministry of Agriculture”). The tender includes the purchase of 50 RedEdge-P™ multispectral cameras from AgEagle.

Headquartered in Athens, Greece, ALVO offers integrated vertical solutions based on emerging technologies, including software, equipment and services. By combining the right high-end tools to transform any complicated process into a simple, smart and efficient one, ALVO supports the needs of companies and organizations that invest in innovation, smart technologies and IoT, security and cyber security. The tender provides for the purchase, delivery and deployment of 50 multirotor unmanned aerial vehicles (“UAVs”) equipped with 50 RedEdge-P sensors, which will be used for optimum monitoring of agricultural activity such as soil analysis, irrigation, crop quality/maturity, vegetation indices and disaster estimations.

Dimitris Messinezis, Founder and CEO of ALVO in Greece stated, “Delivering an agritech project of this scale intact requires a significant coordinated effort. We are confident AgEagle will support us through every stage with the delivery and deployment of the RedEdge-P multispectral sensors to ensure our end users receive a seamless experience.”

Introduced to market in late 2021, the RedEdge-P is AgEagle’s rugged, high quality multispectral sensor with a high-resolution panchromatic band for pan-sharpened output resolutions of 2cm (at 60m). It is a single camera solution that captures calibrated high-resolution multispectral and RGB imagery, with an optimized field of view and capture rate for efficient drone flights. The universal popularity of the RedEdge-P is largely due to its ability to enable pixel-aligned outputs at previously unattainable resolutions while consistently maintaining optimal efficiency and reliability – benefits which have earned the RedEdge brand its trusted reputation over the past decade. The high performance RedEdge-P was designed specifically for agricultural applications that include plant counting, phenotyping, plant health mapping, fertilizer management, plant disease identification, species differentiation and weed detection, among other proven uses.

Bill Irby, AgEagle’s President, commented, “Over the past year, AgEagle has focused on leveraging our partner/reseller network through enhanced training and marketing support initiatives to optimize the reach, industry expertise and influence that our resellers yield in the geographic regions and market segments they serve. As a result, we are seeing a groundswell of sizable new commercial and government tenders being pursued and won which we expect will have measurable impact on our quarter-over-quarter revenue growth for the foreseeable future.”

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack drone solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock price. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to our competitive position, the industry environment, potential growth opportunities, and the effects of regulation and events outside of our control, such as natural disasters, wars, or health epidemics. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

AgEagle Aerial Systems Contacts:

Investor Relations:

Gateway Investor Relations

Matt Glover or Cody Cree

Phone: 949-574-3860

Email: UAVS@gatewayIR.com

Media:

Email: media@ageagle.com